                            SCHEDULE 14A INFORMATION

                   PROXY STATEMENT PURSUANT TO SECTION 14(a)
                     OF THE SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO. __)

Filed by the Registrant                     [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  Confidential, for Use of the Commission Only
[X]  Definitive Proxy Statement                     (as permitted by Rule 14a-6(e)(2))

[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                               FORE SYSTEMS, INC.
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

----------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[ ]  Fee paid previously with preliminary materials:

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[ ]  Check box if any part of the fee is offset as provided by Exchange Act Rule
     0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

----------------------------------------------------------------------------

     (2) Form, Schedule or Registration Statement no.:

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     (3) Filing Party:

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     (4) Date Filed:

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

                                                               June 30, 1998

                        DEAR STOCKHOLDER:

                             You are cordially invited to attend the 1998
                        Annual Meeting of Stockholders of FORE Systems, Inc. (the "Company") to be held on Thursday, July 30, 1998, at 9:30 a.m., at the Company's headquarters located at 1000 FORE Drive, Warrendale, Pennsylvania 15086-7502. Your Board of Directors and management look forward to greeting those stockholders able to attend.

                             This year, in addition to electing two Class II
                        directors and ratifying the selection of Price Waterhouse LLP as independent accountants, you are being asked to consider and approve the Company's 1998 Stock Option Plan. We urge you to read carefully the accompanying Proxy Statement which describes these proposals. Your Board of Directors recommends that you vote FOR these proposals.

                             Whether or not you plan to attend, you can
                        ensure that your shares are represented and voted at the Annual Meeting by promptly completing, signing, dating and returning the enclosed proxy card in the envelope provided.

                             Thank you for your cooperation and continued
                        support.

                                        Sincerely,

                                        /s/ ERIC C. COOPER

                                        Eric C. Cooper
                                        Chairman
LOGO

                               FORE SYSTEMS, INC.
                                1000 FORE DRIVE
                      WARRENDALE, PENNSYLVANIA 15086-7502

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                     TO BE HELD ON THURSDAY, JULY 30, 1998

                            ------------------------

     The Annual Meeting of Stockholders (the "Annual Meeting") of FORE Systems, Inc., a Delaware corporation (the "Company"), will be held on Thursday, July 30, 1998, at 9:30 a.m., local time, at the Company's headquarters located at 1000 FORE Drive, Warrendale, Pennsylvania 15086-7502, for the following purposes:

          1. To elect two Class II directors to serve for a term of three years and until their respective successors are duly elected and qualified;

          2. To approve the FORE Systems, Inc. 1998 Stock Option Plan;

          3. To ratify the selection of Price Waterhouse LLP, independent accountants, to audit the books and accounts of the Company for the year ending March 31, 1999; and

          4. To transact such other business as may properly come before the Annual Meeting and any and all adjournments and postponements thereof.

     The Board of Directors has fixed the close of business on June 12, 1998 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting and any adjournment or postponement thereof.

     The enclosed proxy is solicited by the Board of Directors of the Company. Reference is made to the accompanying Proxy Statement for further information with respect to the business to be transacted at the Annual Meeting.

     A complete list of the stockholders entitled to vote at the Annual Meeting will be available during ordinary business hours for examination by any stockholder, for any purpose germane to the Annual Meeting, for a period of at least ten days prior to the Annual Meeting, at the offices of the Company, 1000 FORE Drive, Warrendale, Pennsylvania 15086-7502.

     WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD PROMPTLY. YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING IN PERSON. THE RETURN OF THE ENCLOSED PROXY CARD WILL NOT AFFECT YOUR RIGHT TO REVOKE YOUR PROXY OR TO VOTE IN PERSON IF YOU DO ATTEND THE ANNUAL MEETING.

                                            By Order of the Board of Directors,

                                            CHRISTOPHER H. GEBHARDT
                                            Secretary
Warrendale, Pennsylvania
June 30, 1998

               YOUR VOTE IS IMPORTANT, NO MATTER HOW MANY SHARES
                         YOU OWNED ON THE RECORD DATE.

PLEASE INDICATE YOUR VOTING INSTRUCTIONS ON THE ENCLOSED PROXY CARD, DATE IT, SIGN IT AND RETURN IT IN THE ENVELOPE PROVIDED, WHICH IS ADDRESSED FOR YOUR CONVENIENCE AND NEEDS NO POSTAGE IF MAILED IN THE UNITED STATES. IN ORDER TO AVOID THE ADDITIONAL EXPENSE TO THE COMPANY OF FURTHER SOLICITATION, WE ASK YOUR COOPERATION IN MAILING YOUR PROXY PROMPTLY.

                               FORE SYSTEMS, INC.
                                1000 FORE DRIVE
                      WARRENDALE, PENNSYLVANIA 15086-7502

                            ------------------------

                                PROXY STATEMENT

                            ------------------------

                              GENERAL INFORMATION

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors ("Board") of FORE Systems, Inc., a Delaware corporation (the "Company"), for use at the Company's 1998 Annual Meeting of Stockholders (together with any and all adjournments and postponements thereof, the "Annual Meeting") to be held on Thursday, July 30, 1998, at 9:30 a.m., local time, at the Company's headquarters located at 1000 FORE Drive, Warrendale, Pennsylvania 15086-7502, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders (the "Notice"). This Proxy Statement, together with the accompanying Notice and the enclosed proxy card, are first being sent to stockholders on or about June 30, 1998.

RECORD DATE; VOTING SECURITIES; VOTING AND PROXIES

     The Board has fixed the close of business on June 12, 1998 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting (the "Record Date"). On the Record Date, there were 100,871,648 shares of Common Stock of the Company, par value $.01 per share ("Common Stock"), outstanding and entitled to vote. Each share of Common Stock is entitled to one vote per share on each matter properly brought before the Annual Meeting. Abstentions may be specified as to all proposals to be brought before the Annual Meeting other than the election of directors.

     Shares can be voted at the Annual Meeting only if the stockholder is present in person or is represented by proxy. If the enclosed proxy card is properly executed and returned prior to voting at the Annual Meeting, the shares represented thereby will be voted in accordance with the instructions marked thereon. In the absence of instructions, shares represented by executed proxies will be voted as recommended by the Board. Brokers, banks and other nominee holders will be requested to obtain voting instructions of beneficial owners of stock registered in their names, and shares represented by a duly completed proxy submitted by such a nominee holder on behalf of a beneficial owner will be voted to the extent instructed by the nominee holder on the proxy card. Rules applicable to nominee holders may preclude them from voting shares held by them in nominee capacity on certain kinds of proposals unless they receive voting instructions from the beneficial owners of the shares (the failure to vote in such circumstances is referred to as a "broker non-vote").

     The Board knows of no matters which are to be brought before the Annual Meeting other than those set forth in the accompanying Notice. If any other matters properly come before the Annual Meeting, the persons named in the enclosed proxy card, or their duly appointed substitutes acting at the Annual Meeting, will be authorized to vote or otherwise act thereon in accordance with their judgment on such matters.

     Any proxy may be revoked at any time prior to its exercise by attending the Annual Meeting and voting in person, by notifying the Secretary of the Company of such revocation in writing or by delivering a duly executed proxy bearing a later date, provided that such notice or proxy is actually received by the Company prior to the taking of any vote at the Annual Meeting.

     The cost of solicitation of proxies for use at the Annual Meeting will be borne by the Company. Solicitations will be made primarily by mail or by facsimile, but regular employees of the Company may solicit proxies personally or by telephone. In addition, the Company has retained D. F. King & Co., Inc., at an estimated cost of $5,500, to assist in the solicitation of proxies from brokers, nominees, institutions and individuals on behalf of the Company. Arrangements will also be made with custodians, nominees and fiduciaries for forwarding of proxy solicitation materials to beneficial owners of shares held of record by such custodians, nominees and fiduciaries, and the Company will reimburse such custodians, nominees and fiduciaries for reasonable expenses incurred in connection therewith.

QUORUM; VOTES REQUIRED

     The presence at the Annual Meeting, in person or by proxy, of shares of Common Stock representing at least a majority of the total number of shares of Common Stock entitled to vote on the Record Date will constitute a quorum for purposes of the Annual Meeting. Shares represented by duly completed proxies submitted by nominee holders on behalf of beneficial owners will be counted as present for purposes of determining the existence of a quorum (even if some such proxies reflect broker non-votes). In addition, abstentions will be counted as present for purposes of determining the existence of a quorum.

     Under applicable Delaware law, directors are to be elected by a plurality of the votes of the shares of Common Stock present in person or represented by proxy at the Annual Meeting. Accordingly, and in accordance with the Company's Second Amended and Restated By-Laws, the two nominees for election as directors who receive the highest number of votes actually cast will be elected. Broker non-votes will be treated as shares that neither are capable of being voted nor have been voted and, accordingly, will have no effect on the outcome of the election of directors.

     The remaining proposals to be brought before the Annual Meeting require the affirmative vote of a majority of the shares present and entitled to vote at the Annual Meeting. Abstentions will be counted as shares present at the Annual Meeting and will, thus, increase the minimum number of affirmative votes necessary to approve these proposals. Because they will not be recorded as votes in favor of such proposals, however, abstentions will have the effect of votes against such proposals. Broker non-votes with respect to these proposals will be treated as shares not capable of being voted on these proposals; accordingly, broker non-votes will have no effect either on the minimum number of affirmative votes necessary to approve such proposals or on the outcome of voting on such proposals.

                             ELECTION OF DIRECTORS

     The Amended and Restated Certificate of Incorporation, as amended, and the Second Amended and Restated By-Laws of the Company provide that the number of directors (which is to be not less than three) is to be determined from time to time by resolution of the Board. The Board is currently comprised of six persons.

     Pursuant to the Company's Amended and Restated Certificate of Incorporation, as amended, the members of the Board are divided into three classes, designated Class I, Class II and Class III. Each class is to consist, as nearly as may be possible, of one-third of the total number of members of the Board. The term of the Class II directors expires at the Annual Meeting. The terms of Class III and Class I directors will expire at the 1999 and 2000 Annual Meetings of Stockholders, respectively. At each Annual Meeting, the directors elected to succeed those whose terms expire are of the same class as the directors they succeed and are elected for a term to expire at the third Annual Meeting of Stockholders after their election and until their successors are duly elected and qualified. A director of any class who is elected to fill a vacancy resulting from an increase in the number of directors holds office for the remaining term of the class to which he is elected and a director who is elected to fill a vacancy arising in any other manner holds office for the remaining term of his predecessor.

     The two incumbent Class II directors are nominees for election this year for a three-year term expiring at the 2001 Annual Meeting of Stockholders. In the election, the two persons who receive the highest number of votes actually cast will be elected. The proxies named in the proxy card intend to vote for the election of the two Class II nominees listed below unless otherwise instructed. If a holder does not wish his or her shares to be voted for a particular nominee, the holder must identify the exception in the appropriate space provided on the proxy card, in which event the shares will be voted for the other listed nominee. If any nominee becomes unable to serve, the proxies may vote for another person designated by the Board or the Board may reduce the number of directors. The Company has no reason to believe that any nominee will be unable to serve.

     Set forth below is certain information with regard to both of the nominees for election as Class II directors and each continuing Class III and Class I director.

                  NOMINEES FOR ELECTION AS CLASS II DIRECTORS

            NAME AND AGE                          PRINCIPAL OCCUPATION AND DIRECTORSHIPS
            ------------                          --------------------------------------
Daniel W. McGlaughlin................  Mr. McGlaughlin has served as a director since March 1997.
  Age 61                               He served as President and Chief Executive Officer of
                                       Equifax, Inc. (an information services company) from January
                                       1996 through December 1997, and is now retired. He was
                                       elected to the Equifax Board of Directors in October 1990
                                       and continues to serve as a director of that company. Mr.
                                       McGlaughlin served as Equifax's Senior Vice President,
                                       Information Technology from August 1989 to January 1991 when he was named Executive Vice President. Mr. McGlaughlin is
                                       also a director of American Business Products, Inc. (a
                                       manufacturer and distributor of specialty custom printed
                                       information products and services), ChoicePoint Inc. (a
                                       provider of insurance-related services) and Nichols
                                       Research, Inc. (an information services company).

Robert D. Sansom, Ph.D...............  Dr. Sansom is a co-founder of the Company and has served as
  Age 38                               a director from April 1990 to December 1992 and since
                                       February 1994 and as Senior Vice President and Chief
                                       Technology Officer since March 1998. Dr. Sansom served as
                                       Executive Vice President from the Company's inception in
                                       April 1990 to December 1993, served as Secretary from
                                       November 1992 to July 1997, served as Vice President,
                                       Engineering from December 1993 to April 1997 and served as
                                       Vice President, Architecture from April 1997 to March 1998.
                                       Prior to co-founding the Company, Dr. Sansom was a member of the Computer Science research faculty at Carnegie Mellon
                                       University where he received his Ph.D. in Computer Science in 1988. Dr. Sansom is also a director of Visual Interface,
                                       Inc. (a developer of 3D imaging technology).

                  DIRECTORS CONTINUING AS CLASS III DIRECTORS

            NAME AND AGE                          PRINCIPAL OCCUPATION AND DIRECTORSHIPS
            ------------                          --------------------------------------
Thomas J. Gill.......................  Mr. Gill has served as a director and President and Chief
  Age 40                               Executive Officer of the Company since January 1998. He
                                       served as Chief Operating Officer from January 1997 to
                                       January 1998 and Vice President of Finance, Chief Financial
                                       Officer and Treasurer of the Company from December 1993 to
                                       January 1998. From February 1993 to December 1993, he served as Treasurer and Controller of the Company. Prior to joining the Company, Mr. Gill was employed in various financial
                                       capacities by Cimflex Teknowledge Corporation (a supplier of factory automation systems and software), most recently as
                                       Vice President of Finance and Treasurer. Mr. Gill is also a director of Sphere Communications Inc. (a provider of
                                       network telephony products).

            NAME AND AGE                          PRINCIPAL OCCUPATION AND DIRECTORSHIPS
            ------------                          --------------------------------------
John C. Baker........................  Mr. Baker has served as a director since December 1992. He
  Age 48                               founded Baker Capital Corporation (a private equity
                                       investment firm) in September 1995, where he continues to
                                       serve as its President. Until August 1995, he had been a
                                       Senior Vice President of Patricof & Co. Ventures, Inc. (a
                                       multi-national venture capital firm) for more than five
                                       years. Mr. Baker is a director of Intermedia Communications
                                       Inc. (a provider of competitive telecom services) and
                                       Resource Bancshares Mortgage Group, Inc. (a correspondent
                                       mortgage bank).

                   DIRECTORS CONTINUING AS CLASS I DIRECTORS

            NAME AND AGE                          PRINCIPAL OCCUPATION AND DIRECTORSHIPS
            ------------                          --------------------------------------
Eric C. Cooper, Ph.D.................  Dr. Cooper is a co-founder of the Company and has served as
  Age 39                               Chairman and as a director since April 1990. Dr. Cooper
                                       served as President from April 1990 until December 1994 and as Chief Executive Officer from April 1990 until January
                                       1998. Prior to co-founding the Company, Dr. Cooper was a
                                       faculty member at Carnegie Mellon University. Dr. Cooper
                                       received his Ph.D. in Computer Science from the University of California at Berkeley in 1985. Dr. Cooper is also a
                                       director of ServiceWare, Inc. (a provider of knowledge
                                       management products and services).

Onat Menzilcioglu, Ph.D..............  Dr. Menzilcioglu is a co-founder of the Company and has
  Age 39                               served as a director since April 1990. Dr. Menzilcioglu
                                       served as Vice President, Engineering from June 1990 until
                                       December 1994 and served as President from December 1994 to
                                       January 1998. Prior to co-founding the Company, Dr.
                                       Menzilcioglu was a member of the Computer Science research faculty of Carnegie Mellon University where he received his
                                       Ph.D. in Computer Engineering in 1988.

VOTES REQUIRED

     The Class II directors will be elected by a plurality of the votes of shares present and entitled to vote. Accordingly, the two nominees for election as directors who receive the highest number of votes actually cast will be elected. Broker non-votes will be treated as shares that neither are capable of being voted nor have been voted and, accordingly, will have no effect on the outcome of the election of directors.

          THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR THE NOMINEES FOR
                        ELECTION AS CLASS II DIRECTORS.

BOARD OF DIRECTORS AND COMMITTEES

     The Board met three times during the fiscal year ended March 31, 1998. The Board has an Executive Committee, an Audit Committee and a Compensation Committee. The Board does not have a standing Nominating Committee.

     The Executive Committee is authorized, subject to Delaware law, to exercise the power and authority of the Board in the management of the business and affairs of the Company between meetings of the full Board. The members of the Executive Committee are Dr. Cooper (Chairman), Mr. Gill and Dr. Sansom.

     The Audit Committee is responsible for nominating the Company's independent accountants for approval by the Board, reviewing the scope, results and costs of the audit with the Company's independent accountants and reviewing the financial statements of the Company and the audit function to ensure compliance with requirements of regulatory agencies and appropriate disclosure of necessary information to the stockholders of the Company.

The members of the Audit Committee are Messrs. Baker and McGlaughlin. The Audit Committee met two times during the fiscal year ended March 31, 1998.

     The Compensation Committee is responsible for administering compensation levels of the Company's executive officers, for administering the Company's Incentive Stock Option and Nonqualified Stock Option Plan ("1992 Stock Option Plan"), its 1994 Stock Option Plan, its 1995 Stock Incentive Plan, its 1996 Stock Option Plan, its 1994 Employee Stock Purchase Plan, the ALANTEC Corporation Second Amended and Restated 1991 Stock Option Plan ("ALANTEC 1991 Stock Option Plan") and the ALANTEC Corporation 1994 Stock Option Plan ("ALANTEC 1994 Stock Option Plan") (collectively, the "Existing Plans") and for recommending other compensation decisions to the Board. The Board has also made the Compensation Committee responsible for administering the 1998 Stock Option Plan provided that the 1998 Stock Option Plan is approved by the Company's stockholders. The members of the Compensation Committee are Messrs. Baker and McGlaughlin. The Compensation Committee held four meetings during the fiscal year ended March 31, 1998.

     No director attended fewer than 75% of the total number of meetings of the Board and the meetings of any committee of the Board on which he served during the fiscal year ended March 31, 1998.

           APPROVAL OF THE FORE SYSTEMS, INC. 1998 STOCK OPTION PLAN

     On June 17, 1998, the Board adopted and approved the FORE Systems, Inc. 1998 Stock Option Plan (the "Plan"). The Board believes that approval of the Plan is in the best interests of the Company and its stockholders because the Plan will make additional options available to provide appropriate incentives to prospective and existing employees to achieve longer-range performance goals. As of May 29, 1998, 3,327,704 shares remained available for grant under the Existing Plans. The Board believes that the additional 5,000,000 shares which will be made available for grant upon approval by the stockholders of the 1998 Stock Option Plan will enable the Company to attract and retain highly qualified employees in the competitive hiring environment for personnel in the networking equipment industry. The adoption and approval of the 1998 Stock Option Plan will not affect the Existing Plans, which will continue in accordance with their respective terms. Under the Plan, awards of options to acquire shares of Common Stock may be made to employees of the Company or any of its subsidiaries ("Awards"). The purpose of the Plan is to promote the interests of the Company and its stockholders by (i) attracting and retaining employees of outstanding ability, (ii) motivating such employees, by means of performance-related incentives, to achieve longer-range performance goals and (iii) enabling such employees to participate in the long-term growth and financial success of the Company. Subject to the approval of the stockholders at the Annual Meeting, the Plan will become effective on July 30, 1998. The following description of the Plan is qualified in its entirety by reference to the complete copy of the Plan attached hereto as Exhibit A.

GENERAL PROVISIONS

     Administration. The Plan is to be administered by a Committee (the "Committee") of the Board. The Board has designated the Compensation Committee of the Board to serve as the Committee that administers the Plan. The Committee will at all times consist of two or more persons, each of whom qualifies as an "outside director" within the meaning of Section 162(m) or any successor provision of the Internal Revenue Code of 1986, as amended (the "Code"), and applicable Treasury regulations thereunder, if such qualification is deemed necessary in order for the grant or the exercise of awards made under the Plan to qualify for any tax or other material benefit to participants or the Company under applicable law.

     Shares Available. The maximum number of shares of Common Stock as to which Awards may be granted under the Plan is 5,000,000 shares. During the term of the Plan, no participant in the Plan will be granted Awards under the Plan in respect of more than 400,000 shares of Common Stock in any calendar year. The Common Stock to be offered under the Plan will be authorized but unissued Common Stock, or issued Common Stock which will have been reacquired by the Company and held in its treasury. As of June 30, 1998, no Awards had been made under the Plan.

     Shares Subject to Terminated Awards. The Common Stock covered by any unexercised portion of terminated stock options granted under the Plan may again be subject to new Awards under the Plan. In the event the purchase price of a stock option is paid in whole or in part through the delivery of Common Stock, only the net number of shares of Common Stock issuable in connection with the exercise of the stock option will be counted against the number of shares remaining available for the grant of Awards under the Plan.

     Adjustments. The number of shares subject to outstanding options under the Plan, the exercise price of such stock options and the number of shares available for stock options subsequently granted under the Plan will be appropriately adjusted to reflect any stock dividend, stock split, combination or exchange of shares, merger, consolidation or other change in capitalization with a similar substantive effect upon the Plan or the Awards granted under the Plan.

AWARDS OF STOCK OPTIONS

     Awards. The Committee will have discretion to grant Awards under the Plan to employees of the Company or any of its subsidiaries. The Committee will determine those individuals who will receive Awards and the number of shares of Common Stock to be covered by each Award. Awards may be in the form of stock options meeting the requirements of Section 422 of the Code ("Incentive Stock Options") or stock options which do not meet such requirements ("Nonqualified Options").

     Terms and Conditions of Awards. The Committee will determine the terms and conditions of each Award, provided that (i) Awards will be granted at an exercise price of not less than 100% of the fair market value of the Common Stock on the date of grant (110% of the fair market value in the case of a grant of Incentive Stock Options to a participant who at the time of such grant owns (within the meaning of Section 424(d) of the Code) more than 10% of the voting power of all classes of stock of the Company (a "10% Holder"), (ii) the period within which an Award may be exercised will not exceed ten years from the date of grant (five years in the case of a grant of Incentive Stock Options to a 10% Holder) and (iii) the aggregate fair market value (determined on the date of grant) of Common Stock with respect to which Incentive Stock Options granted to a participant under the Plan or any other plan of the Company and its subsidiaries become exercisable for the first time in any single calendar year will not exceed $100,000. Unless otherwise determined by the Committee, all rights to exercise options under Awards will terminate on the first to occur of
(i) the scheduled expiration date as set forth in the applicable stock option agreement, (ii) thirty days following the date of termination of employment for any reason other than death or permanent disability (as defined in the Code) of the participant or (iii) one year following the date of termination of employment by reason of the participant's death or permanent disability.

OTHER TERMS AND CONDITIONS

     The exercise price of all stock options granted under the Plan will be payable in cash or in such other form of consideration as the Committee may approve in the applicable option agreement, including, without limitation, (i) by the delivery to the Company by the participant of a promissory note containing such terms as the Committee may determine, (ii) by the delivery to the Company by the participant of shares of Common Stock that have been held by the participant for at least six months prior to exercise of the option, valued at the fair market value of such shares on the date of exercise or (iii) pursuant to a cashless exercise arrangement with a broker. Unless otherwise determined by the Committee with respect to Nonqualified Options, stock options will not be transferable, except by will or the laws of descent and distribution, and may be exercised during a participant's lifetime only by the participant.

WITHHOLDING OBLIGATIONS

     The Company has the right to deduct from a participant's salary, bonus or other compensation any taxes required by law to be withheld with respect to Awards made under the Plan. In the Committee's discretion, a participant may be permitted to elect to have withheld from the shares otherwise issuable to the participant, or to tender to the Company, the number of shares of Common Stock whose fair market value equals the amount required to be withheld.

AMENDMENT AND TERMINATION

     The Board may, by resolution, amend or revise the Plan. Such action will not be effective without stockholder approval if such approval is required to maintain the compliance of the Plan and/or Awards granted to directors, executive officers or other persons with Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Act"), or any successor rule. The Board may not modify any options previously granted under the Plan in a manner adverse to the holders thereof without the consent of such holders (other than such adjustments required to reflect capital changes). The Plan will terminate on July 30, 2008, unless it is earlier terminated by the Board.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The following is a brief summary of the principal federal income tax consequences of Awards under the Plan based upon current federal income tax laws. The summary is not intended to be exhaustive and, among other things, does not describe state, local or foreign tax consequences.

     A participant is not subject to federal income tax either at the time of grant or at the time of exercise of an Incentive Stock Option. However, in the year of exercise, the difference between the fair market value of the stock and the exercise price is an item of tax preference subject to the possible application of the alternative minimum tax. If a participant does not dispose of shares of Common Stock acquired through the exercise of an Incentive Stock Option within one year after their receipt and within two years after the date of grant of the Incentive Stock Option (either event, a "disqualifying disposition"), the taxable income recognized upon the sale of such shares will be taxed at the applicable long-term capital gains rate, which may vary depending upon the length of time the shares of Common Stock acquired through the exercise of the Incentive Stock Option have been held.

     The Company will not receive any tax deduction on the exercise of an Incentive Stock Option or, if there is no disqualifying disposition, on the sale of the underlying stock. If there is a disqualifying disposition, the participant will be treated as receiving compensation subject to ordinary income tax in the year of the disqualifying disposition and the Company will be entitled to a deduction for compensation expense. The tax will be imposed on the lesser of (i) the difference between the fair market value of the stock at the time of exercise and the exercise price or (ii) the difference between the amount realized on disposition and the exercise price. Any appreciation in value after the time of exercise will be taxed as a capital gain at the applicable rate and will not result in any deduction by the Company.

     There are no federal income tax consequences at the time of grant of a Nonqualified Option. Upon exercise of a Nonqualified Option, the participant must pay tax on ordinary income equal to the difference between the exercise price and the fair market value of the stock on the date of exercise. The Company will receive a corresponding tax deduction at the time of exercise.

VOTE REQUIRED

     The proposal to approve the Plan will be approved by the stockholders if it receives the affirmative vote of a majority of the shares present and entitled to vote on the proposal. If a proxy card is specifically marked as abstaining from voting on the proposal to approve the Plan, the abstention will have the effect of a vote against the proposal, even though the shares represented thereby will not be counted as having been voted against the proposal. Broker non-votes will be treated as shares not capable of being voted on the proposal and, accordingly, will have no effect on the outcome of voting on the proposal.

 THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR THE PROPOSAL TO APPROVE THE PLAN.

              RATIFICATION OF SELECTION OF INDEPENDENT ACCOUNTANTS

     The Board has selected Price Waterhouse LLP to serve as the Company's independent accountants for the year ending March 31, 1999. A representative of Price Waterhouse LLP will be present at the Annual Meeting and will have the opportunity to make a statement, if such person desires to do so, and to respond to appropriate questions.

     The proposal to ratify the selection of Price Waterhouse LLP will be approved by the stockholders if it receives the affirmative vote of a majority of the shares present and entitled to vote on the proposal. If a proxy card is specifically marked as abstaining from voting on the proposal to approve the ratification of the selection of Price Waterhouse LLP as independent accountants, the abstention will have the effect of a vote against the proposal, even though the shares represented thereby will not be counted as having been voted against the proposal. Broker non-votes will be treated as shares not capable of being voted on the proposal and, accordingly, will have no effect on the outcome of voting on the proposal.

  THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR RATIFICATION OF THE SELECTION OF
                PRICE WATERHOUSE LLP AS INDEPENDENT ACCOUNTANTS.

                             EXECUTIVE COMPENSATION

COMPENSATION SUMMARY

     The following table sets forth information regarding compensation of the Chief Executive Officer and the four most highly compensated executive officers of the Company other than the Chief Executive Officer (the "Named Executive Officers") of the Company for the fiscal years ended March 31, 1998, 1997 and 1996.

                           SUMMARY COMPENSATION TABLE

                                                                                     LONG-TERM
                                                   ANNUAL COMPENSATION              COMPENSATION
                                        -----------------------------------------   ------------
                                                                   OTHER ANNUAL     STOCK OPTION      ALL OTHER
  NAME AND PRINCIPAL POSITION    YEAR   SALARY ($)   BONUS ($)   COMPENSATION ($)    AWARDS (#)    COMPENSATION ($)
  ---------------------------    ----   ----------   ---------   ----------------    ----------    ----------------
Eric C. Cooper.................  1998    300,000      105,000       --                402,000           12,000(5)
  Chairman (1)                   1997    300,000        --          --                502,000(4)        12,000(5)
                                 1996    165,263       90,894       --                 --                6,611(5)

Thomas J. Gill.................  1998    303,262      106,142       --                910,000           12,131(5)
  President and                  1997    200,000        --          --                100,000(4)         8,000(5)
  Chief Executive Officer (2)    1996    111,073       61,090       --                 --                4,443(5)

Onat Menzilcioglu..............  1998    270,000       94,500       --                102,000           10,800(5)
  President (3)                  1997    270,000        --          --                452,000(4)        10,800(5)
                                 1996    145,000       79,750       --                 --                5,800(5)

Robert D. Sansom...............  1998     61,834       59,500       --                252,000            2,474(5)
  Senior Vice President and      1997    170,000        --          --                302,000(4)         6,800(5)
  Chief Technology Officer       1996    117,621       64,692       --                 --                4,705(5)

Michael I. Green...............  1998    220,001       77,001       --                300,000            8,800(5)
  Senior Vice President          1997    200,000        --          --                100,000(4)         8,000(5)
  and General Manager,           1996    140,288       70,421       --                 --                5,122(5)
  Worldwide Sales

---------------

(1) Dr. Cooper also served as Chief Executive Officer until January 22, 1998.

(2) Mr. Gill served as Chief Operating Officer, Chief Financial Officer and Treasurer until January 22, 1998 when he was named President and Chief Executive Officer.

(3) Dr. Menzilcioglu resigned as President of the Company on January 22, 1998. Dr. Menzilcioglu will continue to receive salary payments through July 22, 1999 pursuant to the terms of a non-competition agreement discussed below under the heading "Arrangements Regarding Termination of Employment."

(4) On May 6, 1996, the Board declared a two-for-one Common Stock split effected in the form of a Common Stock dividend paid on June 3, 1996 to stockholders of record on May 20, 1996 ("Stock Dividend"). Common Stock share data presented in this table has been retroactively adjusted to give effect to the Stock Dividend.

(5) Consists of a discretionary contribution by the Company under the Company's 401(k) plan.

STOCK OPTION GRANTS

     The following table sets forth certain information with respect to the individual grants of stock options made to the Named Executive Officers during the fiscal year ended March 31, 1998.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                    INDIVIDUAL GRANTS
------------------------------------------------------------------------------------------    POTENTIAL REALIZABLE
                                                PERCENT OF                                      VALUE AT ASSUMED
                                NUMBER OF      TOTAL STOCK                                    ANNUAL RATES OF STOCK
                               SECURITIES        OPTIONS                                     PRICE APPRECIATION FOR
                               UNDERLYING       GRANTED TO                                       OPTION TERM (9)
                              STOCK OPTIONS    EMPLOYEES IN    EXERCISE PRICE   EXPIRATION   -----------------------
NAME                           GRANTED (#)     FISCAL YEAR       ($/SHARE)         DATE        5% ($)      10% ($)
----                          -------------    ------------    --------------   ----------     ------      -------
Eric C. Cooper..............   100,000 (1)         0.69           17.5000        5/1/2007     1,100,600    2,789,000
                               100,000 (1)         0.69           20.0000        5/1/2007     1,257,800    3,187,500
                                 2,000 (2)         0.01           16.0625       7/31/2007        20,203       51,199
                               200,000 (3)         1.39           16.3130       1/22/2008     2,051,800    5,199,800

Thomas J. Gill..............   100,000 (4)         0.69           14.5750       5/27/2007       916,600    2,322,900
                               100,000 (4)         0.69           17.5000       5/27/2007     1,100,600    2,789,000
                               100,000 (4)         0.69           20.0000       5/27/2007     1,257,800    3,187,500
                               600,000 (5)         4.16           16.3130       1/22/2008     6,155,400   15,599,400
                                10,000 (6)         0.07           16.3130       1/22/2008       102,590      259,990

Onat Menzilcioglu...........    50,000 (1)         0.35           17.5000        5/1/2007       550,300    1,394,500
                                50,000 (1)         0.35           20.0000        5/1/2007       628,900    1,593,750
                                 2,000 (2)         0.01           16.0625       7/31/2007        20,203       51,199

Robert D. Sansom............    25,000 (1)         0.17           17.5000        5/1/2007       275,150      697,250
                                25,000 (1)         0.17           20.0000        5/1/2007       314,450      796,875
                                 2,000 (2)         0.01           16.0625       7/31/2007        20,203       51,199
                               200,000 (7)         1.39           15.5000        3/2/2008     1,949,600    4,940,600

Michael I. Green............   100,000 (1)         0.69           14.2500        5/1/2007       896,200    2,271,100
                               200,000 (8)         1.39           15.7500       3/31/2008     1,981,000    5,020,200

---------------

(1) Granted on May 1, 1997; vesting as to 25% of the option grant on the first anniversary thereof and at the end of each quarter thereafter as to an additional 6.25% of such option grant.

(2) Granted on July 31, 1997 to members of the Board as an annual stock option award; vests as to 100% on the grant date.

(3) Granted on January 22, 1998; vesting as to 25% of the option grant on the first anniversary thereof and at the end of each quarter thereafter as to an additional 6.25% of such option grant.

(4) Granted on May 27, 1997; vesting as to 25% of the option grant on the first anniversary thereof and at the end of each quarter thereafter as to an additional 6.25% of such option grant.

(5) Granted on January 22, 1998; vesting as to 25% of the option grant on the first anniversary thereof and at the end of each quarter thereafter as to an additional 6.25% of such option grant.

(6) Granted on January 22, 1998 to Mr. Gill as an initial stock option award upon election to the Board of Directors; option vests in three annual installments of 3,334, 3,333 and 3,333 shares, respectively, beginning on the first anniversary of the date of grant, provided Mr. Gill continues to serve as a member of the Board of Directors on each such anniversary date.

(7) Granted on March 2, 1998; vesting as to 25% of the option grant on the first anniversary thereof and at the end of each quarter thereafter as to an additional 6.25% of such option grant.

(8) Granted on March 31, 1998; vesting as to 25% of the option grant on the first anniversary thereof and at the end of each quarter thereafter as to an additional 6.25% of such option grant.

(9) Amounts represent potential gains at the assumed rates of appreciation if the options are exercised at the end of the option term. The assumed 5% and 10% rates of stock price appreciation are provided in accordance with the Rules of the Securities and Exchange Commission (the "Commission") and do not represent the Company's estimate or projection of future stock price appreciation.

STOCK OPTION EXERCISES/FISCAL YEAR-END STOCK OPTION VALUES

     The following table sets forth certain information with respect to the exercise of options by the Named Executive Officers during the fiscal year ended March 31, 1998 and the value of options held at that date.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                                     NUMBER OF SECURITIES
                                                                    UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED
                                                                        OPTIONS HELD AT           IN-THE-MONEY OPTIONS AT
                                  SHARES                              FISCAL YEAR-END (#)         FISCAL YEAR-END ($) (2)
                               ACQUIRED ON          VALUE         ---------------------------   ---------------------------
NAME                           EXERCISE (#)    REALIZED ($) (1)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                           ------------    ----------------   -----------   -------------   -----------   -------------
Eric C. Cooper..............      --                --              222,750        681,250               0             0
Thomas J. Gill..............      --                --              268,750        966,250       3,330,000       100,000
Onat Menzilcioglu...........      --                --              200,875        353,125               0             0
Robert D. Sansom............      --                --              135,250        418,750               0        50,000
Michael I. Green............     202,500          2,660,625          43,750        356,250               0       150,000

---------------

(1) Based upon the market price of the purchased shares on the exercise date less the option exercise price per share paid for such shares.

(2) Represents the difference between the closing price of the Common Stock as reported on the Nasdaq National Market on March 31, 1998 ($15.750) and the exercise price of the options, multiplied by the number of shares of Common Stock issuable upon exercise of the options.

ARRANGEMENTS REGARDING TERMINATION OF EMPLOYMENT

     The Company had entered into non-competition agreements with Dr. Cooper, Dr. Menzilcioglu and Dr. Sansom. Pursuant to the terms of each agreement, if the employment of a party was terminated for any reason, the Company had the right to exercise an option to prevent him from engaging in any business involving the development, production, testing, sale or servicing of local area ATM networking products in North America for a period of one year after his termination. If the Company exercised such option, it had the obligation to pay the terminated party twelve monthly payments, each equal to his monthly salary at the time of termination. Each of such non-competition agreements expired on December 21, 1997 and no benefits had been paid or are payable thereunder.

     The Company entered into a non-competition agreement with Dr. Menzilcioglu dated as of January 22, 1998. Pursuant to the terms of this agreement, Dr. Menzilcioglu retired from his position as President of the Company, resigned from employment with the Company and agreed, for a period ending on July 22, 1999 (the "Non-Competition Period"), not to (i) induce or influence any employee of the Company to terminate his or her employment with the Company, (ii) contact any person or entity that is or was a customer of the Company for purposes of competing with the Company in any business engaged in the development, manufacturing, marketing and selling of the following computer networking equipment: ATM switches, ATM adapters, ATM video devices, Ethernet or hybrid Ethernet/ATM switches and ATM access and concentration devices (a "Directly Competitive Business") or (iii) engage in, whether as a principal, partner, director, officer, agent, employee, consultant or in any other capacity, or have any ownership interest greater than ten percent (10%) in any Directly Competitive Business. In exchange for Dr. Menzilcioglu entering into the foregoing covenant, the Company agreed to continue Dr. Menzilcioglu's salary, at an annual rate of $270,000, and provide benefits afforded generally to employees of the Company throughout the Non-Competition Period. In relation to Dr. Menzilcioglu's retirement and resignation and in recognition of Dr. Menzilcioglu's past contributions to the Company, the vesting date of certain stock options previously granted to Dr. Menzilcioglu was accelerated to January 22, 1998 and the exercise period for all stock options held by Dr. Menzilcioglu was extended through January 22, 2003.

     On April 18, 1996, the Board adopted the FORE Systems, Inc. Change in Control Separation Plan ("Change in Control Separation Plan") wherein each Named Executive Officer is eligible to receive from the Company certain separation benefits if a change in control occurs and if, within two years thereafter, the Named Executive Officer's employment with the Company is terminated either by action of the Company without cause or by the Named Executive Officer's resignation from employment for good reason as defined in the Change in Control Separation Plan. Such separation benefits include payment of one year of base salary and bonus plus a prorated bonus payment for that portion of the year of termination for which the Named Executive Officer was employed, provision of welfare benefits for the Named Executive Officer and his family for three years and acceleration of vesting of stock options that would have vested within eighteen months after the date of the Named Executive Officer's termination of employment.

     A "change in control" is deemed to occur under the Change in Control Separation Plan upon any of the following events: (i) an individual, entity or group (as specified in the Change in Control Separation Plan) acquires, other than from the Company, beneficial ownership of 30% or more of the then outstanding shares of Common Stock or voting power of the Company's then outstanding securities; (ii) individuals (a) who, as of the effective date of the Change in Control Separation Plan, constitute the Board (the "Incumbent Board") or (b) whose nomination or election to the Board is approved by a majority of the directors then comprising the Incumbent Board, cease to constitute at least a majority of the Board; (iii) a reorganization, merger or consolidation of the Company (a "Business Combination") other than one in which the beneficial owners of the Company's Common Stock or voting securities own more than 50% of the shares of Common Stock or voting securities of the surviving or resulting entity in substantially the same proportion as their ownership of the Company's Common Stock or voting securities immediately prior to the Business Combination; or (iv) (a) the consummation of a complete liquidation or dissolution of the Company or (b) the disposition of all or substantially all of the assets of the Company other than to a corporation of which the beneficial owners of the Company's Common Stock or voting securities immediately prior to such disposition own more than 50% of the shares of Common Stock or voting securities in substantially the same proportion as their ownership of the Company's Common Stock or voting securities immediately prior to such disposition.

COMPENSATION OF DIRECTORS

     During the fiscal year ended March 31, 1998, with the exception of Mr. McGlaughlin, directors did not receive compensation for serving as members of the Board or committees thereof. Mr. McGlaughlin's yearly compensation for service on the Board and the committees to which he has been elected was established at $30,000 for the fiscal year ended March 31, 1998. Directors are reimbursed for travel and other expenses relating to attendance at meetings of the Board or committees thereof.

     Pursuant to the Company's 1996 Stock Option Plan, each person who is a director immediately preceding each annual meeting of the stockholders of the Company receives a nonqualified option to purchase 2,000 shares of Common Stock. Each such award is immediately exercisable in full. In addition, pursuant to the 1996 Stock Option Plan, Mr. Gill was granted an option to purchase 10,000 shares of Common Stock upon his election to the Board in January 1998. Such option grant vests in three annual installments of 3,334, 3,333 and 3,333 shares, beginning on the first anniversary of the date of grant, provided that the optionee continues to serve as a member of the Board on each such anniversary date.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Messrs. Baker and McGlaughlin served as members of the Compensation Committee during the fiscal year ended March 31, 1998.

                         SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth information regarding the beneficial ownership of the Company's Common Stock as of May 29, 1998 held (i) by each person who is known by the Company to have been the beneficial owner of more than five percent of the Company's Common Stock on such date, (ii) by each director and Named Executive Officer of the Company and (iii) by all directors and executive officers of the Company as a group (based on 100,751,928 shares of Common Stock outstanding as of such date).

                                                                        SHARES OWNED BENEFICIALLY
                                                                     ---------------------------------
NAME AND ADDRESS OF BENEFICIAL OWNER                                 NUMBER                    PERCENT
------------------------------------                                 ------                    -------
Eric C. Cooper..............................................        3,514,706(1)(2)              3.5
Thomas J. Gill..............................................          307,450(3)(4)                *
Onat Menzilcioglu...........................................        2,786,911(5)(6)              2.8
Robert D. Sansom............................................        3,635,866(7)(8)              3.6
John C. Baker...............................................           99,000(9)                   *
Daniel W. McGlaughlin.......................................            8,334(10)                  *
Michael I. Green............................................          419,936(11)(12)              *
FMR Corp....................................................       10,589,400(13)               10.5
  82 Devonshire Street
  Boston, Massachusetts 02109-3614
All directors and executive officers as a group (8                 10,773,575(14)               10.7
  persons)..................................................

---------------

  * Less than 1%

 (1) Includes 531,420 shares owned by Dr. Cooper's spouse and 263,340 shares owned by trusts of which Dr. Cooper's spouse is trustee and his children are beneficiaries. Dr. Cooper disclaims beneficial ownership of all such shares.

 (2) Includes 335,250 shares which could be acquired pursuant to the exercise of stock options exercisable within 60 days of May 29, 1998.

 (3) Includes 1,200 shares owned by Mr. Gill's children. Mr. Gill disclaims beneficial ownership of all such shares.

 (4) Includes 306,250 shares which could be acquired pursuant to the exercise of stock options exercisable within 60 days of May 29, 1998.

 (5) Includes 40,000 shares owned by Dr. Menzilcioglu's spouse. Dr. Menzilcioglu disclaims beneficial ownership of all such shares.

 (6) Includes 282,125 shares which could be acquired pursuant to the exercise of stock options exercisable within 60 days of May 29, 1998.

 (7) Includes 599,430 shares owned by Dr. Sansom's spouse. Dr. Sansom disclaims beneficial ownership of all such shares.

 (8) Includes 185,250 shares which could be acquired pursuant to the exercise of stock options exercisable within 60 days of May 29, 1998.

 (9) Includes 4,000 shares which could be acquired pursuant to the exercise of stock options exercisable within 60 days of May 29, 1998.

 (10) Includes 5,334 shares which could be acquired pursuant to the exercise of stock options exercisable within 60 days of May 29, 1998.

 (11) Includes 20,000 shares owned by Mr. Green's spouse, 200 shares owned by Mr. Green's spouse as custodian for his grandson and 2,700 shares owned by Mr. Green as custodian for his children. Mr. Green disclaims beneficial ownership of all such shares.

 (12) Includes 81,250 shares which could be acquired pursuant to the exercise of stock options exercisable within 60 days of May 29, 1998.

 (13) FMR Corp. has sole voting power with respect to 2,228,000 shares of the Company's Common Stock and sole power to dispose of or direct the disposition of 10,589,400 shares of the Company's Common Stock. Based on information contained in a Schedule 13G filed by FMR Corp. with the Commission on or about February 10, 1998.

 (14) Includes 1,199,459 shares which could be acquired pursuant to the exercise of stock options exercisable within 60 days of May 29, 1998.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee administers the Company's 1992 Stock Option Plan, its 1994 Stock Option Plan, its 1995 Stock Incentive Plan, its 1996 Stock Option Plan and its 1994 Employee Stock Purchase Plan, as well as the ALANTEC 1991 Stock Option Plan and the ALANTEC 1994 Stock Option Plan, which were assumed by the Company pursuant to its acquisition of ALANTEC Corporation in February 1996. The Compensation Committee will also administer the Company's 1998 Stock Option Plan, provided such Plan is approved by the stockholders. The Compensation Committee also recommends to the Board salaries, bonuses, benefits and other remuneration payable to the executive officers and key employees of the Company. The members of the Compensation Committee are John C. Baker and Daniel W. McGlaughlin, neither of whom is employed by the Company.

     During the 1998 fiscal year, the Company had five executive officers, three of whom are founders of the Company and were members of the Board. The Company underwent a management transition during fiscal year 1998. In January 1998, Mr. Gill, who had previously served as the Company's Chief Operating Officer, Chief Financial Officer and Treasurer, was appointed President and Chief Executive Officer and was elected to the Board. Dr. Cooper, who had served as Chief Executive Officer since co-founding the Company in 1990, resigned from that position and retained his position as Chairman. Dr. Menzilcioglu, a co-founder of the Company who had served as President since 1994, resigned from his employment with the Company and continued as a member of the Board. In March 1998, Dr. Sansom, a co-founder of the Company who had served as Vice President, Architecture since 1997, became Senior Vice President and Chief Technology Officer. Also in March 1998, Mr. Green, who had previously served as Vice President, Worldwide Sales, became Senior Vice President and General Manager, Worldwide Sales.

     The Company made stock option grants to Mr. Gill, Dr. Cooper, Dr. Sansom and Mr. Green in connection with the changes in their respective positions described above. The Compensation Committee believes that these stock option grants provide incentives to those executive officers who received the grants and align their interests with those of stockholders. In addition, certain of the executive officers were granted additional stock options during fiscal 1998 to supplement stock options which had vested during the previous fiscal year. The Compensation Committee believes that such grants aid in the retention of executive officers by ensuring that an appropriate number of stock options held by them remain unvested.

     The Compensation Committee attempts to set salaries of executive officers at levels that are competitive with salaries paid to executive officers of other companies in the networking equipment industry. The Compensation Committee raised Mr. Gill's salary when he was appointed Chief Executive Officer. In determining an appropriate salary level for Mr. Gill, the Compensation Committee reviewed three surveys of compensation packages for chief executive officers in
(i) high technology companies, (ii) high technology companies with annual revenues from $200 million to $1 billion and (iii) companies in the high-speed networking industry. Dr. Cooper's salary was determined during the 1997 fiscal year and remained unchanged throughout the 1998 fiscal year.

     In July 1997, the Compensation Committee adopted a Senior Management Bonus Plan for the 1998 fiscal year which would reward the Company's executive officers with bonus payments if certain revenue, earnings per share and individual performance objectives were achieved. Under the Senior Management Bonus Plan, no bonus pool would be available unless specific earnings per share objectives were met in each fiscal quarter. If these objectives were met in each fiscal quarter, then, at the conclusion of the fiscal year, a bonus pool of 25% of each executive officer's base salary would become available. Pursuant to the terms of the Senior Management Bonus Plan, the bonus pool could be increased, up to a maximum of 100% of base salary for each executive officer, based upon the achievement by the Company of certain revenue and earnings per share objectives as well as the achievement by the executive officers of individual performance objectives. Of the available bonus pool, 70% of each executive officer's bonus was payable based exclusively on the achievement of the corporate revenue and earnings per share objectives and the other 30% was payable based on the Compensation Committee's assessment of the individual performance of each executive officer. Pursuant to the determination of the Compensation Committee, based upon the Company meeting certain earnings per share expectations of research analysts who cover the Company and internal earnings per share targets in each quarter of the 1998 fiscal year, a total bonus pool of approximately 35% of each executive officer's salary was available under the Senior Management Bonus Plan. The Compensation Committee awarded the entire bonus amount available to each of the Company's executive officers, based upon its assessment of each executive officer's individual performance.

     The Company does not maintain benefit plans exclusively for its executive officers, nor does it provide executive officers with other benefits that are not generally available to all of the Company's employees.

     The Compensation Committee has considered the potential impact of Section 162(m) of the Internal Revenue Code of 1986, as amended, which imposes a limit on tax deductions for annual compensation in excess of $1,000,000 paid to its chief executive officer and its four other most highly compensated executive officers. The Committee does not believe that this limitation will apply to the Company in the foreseeable future because the 1995 Stock Incentive Plan, the 1996 Stock Option Plan and the 1998 Stock Option Plan have been designed with the objective of excluding from the calculation of the $1,000,000 limitation options granted under these plans, and the Committee does not expect the base salaries and bonuses of the Chief Executive Officer and the other executive officers to exceed the $1,000,000 level.

          JOHN C. BAKER                          DANIEL W. MCGLAUGHLIN

            COMPARISON OF CUMULATIVE TOTAL RETURN SINCE MAY 23, 1994

     The following graph shows the cumulative total stockholder return on the Common Stock from May 23, 1994 (the last trading day before the date of the Company's initial public offering) through March 31, 1998, as compared to the returns of the Total Return Index for The Nasdaq Stock Market (US) and the Nasdaq Computer Manufacturer Stocks Index. The graph assumes that $100 was invested in the Common Stock of the Company and in the Total Return Index for The Nasdaq Stock Market (US) and the Nasdaq Computer Manufacturer Stocks Index as of May 23, 1994, and assumes reinvestment of dividends.

                                   5/23/94   9/30/94   3/31/95   9/29/95   3/29/96   9/30/96    3/31/97   9/30/97   3/31/98
                                   -------   -------   -------   -------   -------   -------    -------   -------   -------
FORE Systems, Inc.                 100.00    278.13    493.75    462.50    893.75    1,034.38   375.00    492.20    393.75
Total Return Index for
  The Nasdaq Stock Market (US)     100.00    105.88    114.11    146.25    154.93      173.54   172.20    238.25    261.37
Nasdaq Computer Manufacturer
  Stocks Index                     100.00    113.70    137.73    201.51    212.13      263.30   232.24    377.07    411.65

                      SUBMISSION OF STOCKHOLDER PROPOSALS
                          FOR THE 1999 ANNUAL MEETING

     Pursuant to Rule 14a-8 under the Act, stockholders may present proper proposals for inclusion in the Company's proxy statement and for consideration at the next Annual Meeting of Stockholders by submitting such proposals to the Company in a timely manner. In order to be so included for the 1999 Annual Meeting, stockholder proposals must be received by the Company at its offices at 1000 FORE Drive, Warrendale, Pennsylvania 15086-7502 no later than March 1, 1999, and must otherwise comply with the requirements of Rule 14a-8.

     The Company's Second Amended and Restated By-Laws provide that advance notice of stockholder-proposed business to be brought before an Annual Meeting of Stockholders and of nominations for election as directors must be given to the Secretary of the Company not less than 60 days in advance of the date of the Annual Meeting. To propose business for an Annual Meeting, a stockholder must specify in writing the business desired to be brought before the Annual Meeting and the reasons for conducting such business at the Annual Meeting, the proposing stockholder's name and address, the class and number of shares beneficially owned by the stockholder and any material interest of the stockholder in such business. The Company's Second Amended and Restated By-Laws also provide that a stockholder may request that persons be nominated for election as directors by submitting such request, together with the written consent of the persons proposed to be nominated, to the Secretary of the Company not less than 60 days prior to the date of the Annual Meeting. To be in proper form, the nominating stockholder must set forth in writing, as to each proposed nominee, the nominee's age, business address, residence address, principal occupation or employment, number of shares of Common Stock of the Company beneficially owned by such person and such other information related to such person as is required to be disclosed by applicable law, and, as to the stockholder submitting the request, such stockholder's name and address as they appear on the Company's books and the number of shares of Common Stock of the Company owned beneficially by such person. The Company may require any proposed nominee to furnish such other information as may reasonably be required by the Company to determine the eligibility of such proposed nominee to serve as a director of the Company.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Under Section 16(a) of the Act, the Company's directors, officers and persons who are directly or indirectly the beneficial owners of more than 10% of the Common Stock of the Company are required to file with the Commission, within specified monthly and annual due dates, a statement of their initial beneficial ownership and all subsequent changes in ownership of Common Stock. Rules of the Commission require such persons to furnish the Company with copies of all
Section 16(a) forms they file. Based solely upon a review of such forms, the Company believes that, during fiscal 1998, except for Gary J. Brunner who filed a late report on Form 3, all such persons complied with all applicable filing requirements.

                                   FORM 10-K

     STOCKHOLDERS MAY OBTAIN A COPY (WITHOUT EXHIBITS) OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED MARCH 31, 1998, AS FILED WITH THE COMMISSION, WITHOUT CHARGE, BY WRITING TO OR CALLING: INVESTOR RELATIONS, FORE SYSTEMS, INC., 1000 FORE DRIVE, WARRENDALE, PENNSYLVANIA 15086-7502,
(724) 742-4444.

                                   EXHIBIT A

                               FORE SYSTEMS, INC.
                             1998 STOCK OPTION PLAN

1. PURPOSE OF THE PLAN

     The purpose of the FORE Systems, Inc. 1998 Stock Option Plan (the "Plan") is to promote the interests of FORE Systems, Inc. (the "Company") and its stockholders by (i) attracting and retaining employees of outstanding ability,
(ii) motivating such employees, by means of performance-related incentives, to achieve longer-range performance goals and (iii) enabling such employees to participate in the long-term growth and financial success of the Company.

2. ADMINISTRATION

     The Plan shall be administered by a committee (the "Committee") of the Board of Directors of the Company (the "Board"). The Committee shall at all times consist of two or more persons, each of whom qualifies as an "outside director" within the meaning of Section 162(m) or any successor provision of the Internal Revenue Code of 1986, as amended (the "Code") and applicable Treasury regulations thereunder, if such qualification is deemed necessary in order for the grant or the exercise of awards made under the Plan to qualify for any tax or other material benefit to participants or the Company under applicable law. The Committee is authorized to interpret the Plan, to prescribe, amend and rescind rules and regulations to further the purposes of the Plan and to make all other determinations necessary for the administration of the Plan. All such actions by the Committee shall be final and binding.

3. SHARES

     (a) SHARES AVAILABLE. Subject to adjustment as provided in Section 6, awards in respect of an aggregate of up to 5,000,000 shares of the Common Stock of the Company, par value $.01 per share (the "Common Stock"), may be made under the Plan. During the term of the Plan, no participant shall be granted awards under the Plan in respect of more than 400,000 shares of Common Stock in any calendar year. The Common Stock to be offered under the Plan shall be authorized and unissued Common Stock, or issued Common Stock which shall have been reacquired by the Company and held in its treasury.

     (b) SHARES SUBJECT TO TERMINATED AWARDS. The Common Stock covered by any unexercised portion of terminated stock options granted under the Plan may again be subject to new awards under the Plan. In the event the purchase price of a stock option is paid in whole or in part through the delivery of Common Stock, only the net number of shares of Common Stock issuable in connection with the exercise of the option shall be counted against the number of shares remaining available for the grant of awards under the Plan.

4. FAIR MARKET VALUE

     For all purposes under the Plan, the term "Fair Market Value" shall mean, as of any applicable date: (i) if the principal securities market on which the Common Stock is traded is a national securities exchange or The Nasdaq National Market ("NNM"), the closing price of the Common Stock on such exchange or NNM, as the case may be, or if no sale of the Common Stock shall have occurred on such date, on the next preceding date on which there was a reported sale; or
(ii) if the Common Stock is not traded on a national securities exchange or NNM, the closing price on such date as reported by The Nasdaq SmallCap Market, or if no sale of the Common Stock shall have occurred on such date, on the next preceding date on which there was a reported sale; or (iii) if the principal securities market on which the Common Stock is traded is not a national securities exchange, NNM or The Nasdaq SmallCap Market, the average of the bid and asked prices reported by the National Quotation Bureau, Inc.; or (iv) if the price of the Common Stock is not so reported, the Fair Market Value of the Common Stock as determined in good faith by the Committee.

5. AWARDS OF STOCK OPTIONS

     (a) AWARDS. The Committee shall have the discretion to grant awards of stock options under the Plan to employees of the Company or any of its subsidiaries ("Awards"). The Committee shall determine and designate from time to time those individuals who shall receive Awards and the number of shares of Common Stock to be covered by, and the other terms and conditions of, each Award. In making its determinations, the Committee shall take into account the present and potential contributions of the respective individuals to the success of the Company, and such other factors as the Committee shall deem relevant in connection with accomplishing the purposes of the Plan. Each Award shall be evidenced by a written stock option agreement in such form as the Committee shall approve from time to time.

     (b) DESIGNATION OF AWARDS. Awards may be in the form of stock options which qualify as "incentive stock options" ("Incentive Stock Options") within the meaning of Section 422 or any successor provision of the Code, or stock options which do not so qualify ("Nonqualified Options"). Each Award shall be designated in the applicable stock option agreement as an Incentive Stock Option or a Nonqualified Option, as appropriate.

     (c) EXERCISE PRICE. Awards shall be granted at an exercise price of not less than 100% of the Fair Market Value on the date of grant. Incentive Stock Options granted to a participant who at the time of such grant owns (within the meaning of Section 424(d) of the Code) more than ten percent of the voting power of all classes of stock of the Company (a "10% Holder") shall be granted at an exercise price of not less than 110% of the Fair Market Value on the date of grant.

     (d) TERM AND TERMINATION. The Committee shall determine the term within which each Award may be exercised, in whole or in part, provided that (i) such term shall not exceed ten years from the date of grant; (ii) the term of an Incentive Stock Option granted to a 10% Holder shall not exceed five years from the date of grant; and (iii) the aggregate Fair Market Value (determined on the date of grant) of Common Stock with respect to which Incentive Stock Options granted to a participant under the Plan or any other plan of the Company and its subsidiaries become exercisable for the first time in any single calendar year shall not exceed $100,000. Unless otherwise determined by the Committee, all rights to exercise Awards shall terminate on the first to occur of (i) the scheduled expiration date as set forth in the applicable stock option agreement; or (ii) thirty (30) days following the date of termination of employment for any reason other than the death or permanent disability (as defined in the Code) of the participant; or (iii) one (1) year following the date of termination of employment by reason of the participant's death or permanent disability.

     (e) OTHER TERMS AND CONDITIONS. The Committee shall have the discretion to determine terms and conditions, consistent with the Plan, that will be applicable to Awards. Awards granted to the same or different participants, or at the same or different times, need not contain similar provisions.

6. ADJUSTMENTS TO REFLECT CAPITAL CHANGES

     The number and kind of shares subject to outstanding Awards, the exercise price applicable thereto, and the number and kind of shares available for Awards subsequently granted under the Plan shall be appropriately adjusted to reflect any stock dividend, stock split, combination or exchange of shares, merger, consolidation or other change in capitalization with a similar substantive effect upon the Plan or the Awards. The Committee shall have the power and sole discretion to determine the nature and amount of the adjustment to be made in each case. The adjustment so made shall be final and binding on all participants.

7. PAYMENT FOR STOCK

     Full payment for shares purchased upon exercise of Awards shall be made at the time the Award is exercised in whole or in part. Payment of the purchase price shall be made in cash or in such other form as the Committee may approve, including, without limitation, (i) by the delivery to the Company by the participant of a promissory note containing such terms as the Committee may determine; or (ii) by the delivery to the Company by the participant of shares of Common Stock that have been held by the participant for at least six months prior to exercise of the Award, valued at the Fair Market Value of such shares on the date of exercise; or (iii) pursuant to a cashless exercise arrangement with a broker on such terms as the Committee may determine; provided, however, that if payment is made pursuant to clause (i), the par value of the purchased shares shall be paid in cash. No shares of Common Stock shall be issued to the participant until such payment has been made, and a participant shall have none of the rights of a stockholder with respect to options held by such participant.

8. TRANSFERABILITY

     Unless otherwise determined by the Committee with respect to Nonqualified Options, options granted under the Plan shall not be transferable other than by will or the laws of descent and distribution and are exercisable during a participant's lifetime only by the participant.

9. WITHHOLDING

     The Company shall have the right to deduct from all amounts paid to a participant in cash as salary, bonus or other compensation any taxes required by law to be withheld in respect of Awards. In the Committee's discretion, a participant may be permitted to elect to have withheld from the shares otherwise issuable to the participant, or to tender to the Company, the number of shares of Common Stock whose Fair Market Value equals the amount required to be withheld.

10. CONSTRUCTION OF THE PLAN

     The validity, construction, interpretation, administration and effect of the Plan and of its rules and regulations, and rights relating to the Plan, shall be determined solely in accordance with the laws of the Commonwealth of Pennsylvania, without regard to the conflict of law provisions of such laws.

11. NO RIGHT TO AWARD; NO RIGHT TO EMPLOYMENT

     No person shall have any claim of right to be granted an Award. Neither the Plan nor any action taken hereunder shall be construed as giving any employee any right to be retained in the employ of the Company or any of its subsidiaries.

12. AWARDS NOT INCLUDABLE FOR BENEFIT PURPOSES

     Income recognized by a participant pursuant to the provisions of the Plan shall not be included in the determination of benefits under any employee pension benefit plan (as such term is defined in Section 3(2) of the Employee Retirement Income Security Act of 1974) or group insurance or other benefit plans applicable to the participant which are maintained by the Company or any of its subsidiaries, except as may be provided under the terms of such plans or determined by resolution of the Board.

13. NO STRICT CONSTRUCTION

     No rule of strict construction shall be implied against the Company, the Committee or any other person in the interpretation of any of the terms of the Plan, any Award or any rule or procedure established by the Committee.

14. CAPTIONS

     All Section headings used in the Plan are for convenience only, do not constitute a part of the Plan and shall not be deemed to limit, characterize or affect in any way any provisions of the Plan, and all provisions of the Plan shall be construed as if no captions have been used in the Plan.

15. SEVERABILITY

     Whenever possible, each provision in the Plan and every Award at any time granted under the Plan shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of the Plan or any Award at any time granted under the Plan shall be held to be prohibited by or invalid under applicable law, then such provision shall be deemed amended to accomplish the objectives of the provision as originally written to the fullest extent permitted by law, and all other provisions of the Plan and every other Award at any time granted under the Plan shall remain in full force and effect.

16. LEGENDS

     All certificates for Common Stock delivered under the Plan shall be subject to such transfer and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange or quotation system upon which the Common Stock is then listed or quoted and any applicable federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate references to such restrictions.

17. AMENDMENT

     The Board may, by resolution, amend or revise the Plan, except that such action shall not be effective without stockholder approval if such stockholder approval is required to maintain the compliance of the Plan and/or Awards granted to executive officers or other persons with Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended, or any successor rule. The Board may not modify any options previously granted under the Plan in a manner adverse to the holders thereof without the consent of such holders, except in accordance with the provisions of Section 6.

18. EFFECTIVE DATE; TERMINATION OF PLAN

     The Plan shall become effective on July 30, 1998, provided it has been approved by the stockholders of the Company. The Plan shall terminate on July 30, 2008, unless it is earlier terminated by the Board. Termination of the Plan shall not affect Awards previously granted under the Plan.

PROXY

                               FORE SYSTEMS, INC.
                    PROXY SOLICITED BY THE BOARD OF DIRECTORS

                         ANNUAL MEETING OF STOCKHOLDERS
                                  JULY 30, 1998

         The undersigned stockholder of FORE Systems, Inc. (the "Company") hereby appoints Eric C. Cooper and Thomas J. Gill, and each of them, as the attorneys and proxies of the undersigned, with full power of substitution, to vote all shares of Common Stock, par value $.01 per share, of the Company which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of the Company, to be held at the Company's headquarters located at 1000 FORE Drive, Warrendale, Pennsylvania 15086-7502 on Thursday, July 30, 1998, commencing at 9:30 a.m., local time, and at any adjournment or postponement thereof, as follows:


                 (CONTINUED AND TO BE SIGNED ON THE OTHER SIDE)


                            * FOLD AND DETACH HERE *

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION AS CLASS II DIRECTORS OF BOTH NOMINEES LISTED AND FOR PROPOSALS 2 AND 3.



                                                  Please mark your     [ X ]
                                                      votes as
                                                      indicated
                                                   in this example



PROPOSAL 1.     Election of Class II Directors.
            FOR                 WITHHOLD
       Both Nominees            AUTHORITY
   Listed (except those     to Vote for Both
    for whom authority          Nominees
    is being withheld)
          [    ]                 [    ]
NOMINEES:  Daniel W. McGlaughlin and Robert D. Sansom

 (To withhold authority to vote for either nominee, write the name of the nominee below.)

-----------------------------------------

PROPOSAL 2.     To approve the FORE Systems,       FOR     AGAINST    ABSTAIN
                Inc. 1998 Stock Option Plan.      [    ]    [    ]     [    ]



PROPOSAL 3.     To ratify the selection of Price   FOR     AGAINST    ABSTAIN
                Waterhouse LLP, independent       [    ]    [    ]     [    ]
                accountants, to audit the books
                and accounts of the Company for
                the year ending March 31, 1999.


                                        In their discretion, the proxy holders
                                        are authorized to vote upon such other
                                        matters as may properly come before the
                                        meeting.


                    UNLESS OTHERWISE SPECIFIED, THE SHARES OF COMMON STOCK REPRESENTED HEREBY WILL BE VOTED "FOR" THE ELECTION AS CLASS II DIRECTORS OF BOTH NOMINEES LISTED AND "FOR" PROPOSALS 2 AND 3.



                    Dated:                                             , 1998
                          ---------------------------------------------


                    --------------------------------------------------------
                    Signature of Stockholder


                    --------------------------------------------------------
                    Signature of Stockholder



                    NOTE: Please sign this proxy exactly as name(s) appear on your stock certificate. When signing as attorney-in-fact, executor, administrator, trustee or guardian, please add your title as such, and if signing as a corporation, please sign with full corporate name by a duly authorized officer or officers and affix the corporate seal. Where stock is issued in the name of two (2) or more persons, all such persons should sign.


                    IMPORTANT: PLEASE SIGN, DATE AND RETURN PROMPTLY.


                            * FOLD AND DETACH HERE *